WELLS FARGO & COMPANY S-3/A

Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

Wells Fargo & Company (“WFC”)

Wells Fargo Finance LLC (“WFF”)

(Exact Names of Registrants as Specified in their Respective Charters)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Debt	WFC Debt Securities (1)	Rule 457(o)	(2)(3)	(2)(3)	(2)(3)(4)	0.0001102	(2)(3)(4)
Fees to be Paid	Other	WFC Warrants (1)	Rule 457(o)	(2)(3)	(2)(3)	(2)(3)(4)	0.0001102	(2)(3)(4)
Fees to be Paid	Other	WFC Units (1)	Rule 457(o)	(2)(3)	(2)(3)	(2)(3)(4)	0.0001102	(2)(3)(4)
Fees to be Paid	Other	WFC Purchase Contracts (1)	Rule 457(o)	(2)(3)	(2)(3)	(2)(3)(4)	0.0001102	(2)(3)(4)
Fees to be Paid	Other	WFC Guarantees of WFF Securities (1)	Rule 457(o)	(2)(3)	(2)(3)	(2)(3)(4)	0.0001102	(2)(3)(4)
Fees to be Paid	Debt	WFF Debt Securities (1)	Rule 457(o)	(2)(3)	(2)(3)	(2)(3)(4)	0.0001102	(2)(3)(4)
Fees to be Paid	Other	WFF Warrants (1)	Rule 457(o)	(2)(3)	(2)(3)	(2)(3)(4)	0.0001102	(2)(3)(4)
Fees to be Paid	Other	WFF Units (1)	Rule 457(o)	(2)(3)	(2)(3)	(2)(3)(4)	0.0001102	(2)(3)(4)
Fees to be Paid	Other	WFF Purchase Contracts (1)	Rule 457(o)	(2)(3)	(2)(3)	(2)(3)(4)	0.0001102	(2)(3)(4)
Fees Previously Paid	Unallocated (Universal) Shelf		Rule 457(o)	(2)(3)	(2)(3)	$9,500,000,000 (2)(3)(4)	0.0001102	$1,046,900 (2)(3)(4)
Carry Forward Securities
Carry Forward Securities	Debt	WFC Debt Securities (1)	415(a)(6)	(2)(5)		(2)(5)			S-3	333-239017	July 17, 2020	(2)(5)
Carry Forward Securities	Other	WFC Warrants (1)	415(a)(6)	(2)(5)		(2)(5)			S-3	333-239017	July 17, 2020	(2)(5)
Carry Forward Securities	Other	WFC Units (1)	415(a)(6)	(2)(5)		(2)(5)			S-3	333-239017	July 17, 2020	(2)(5)
Carry Forward Securities	Other	WFC Purchase Contracts (1)	415(a)(6)	(2)(5)		(2)(5)			S-3	333-239017	July 17, 2020	(2)(5)

Carry Forward Securities	Other	WFC Guarantees of WFF Securities (1)	415(a)(6)	(2)(5)	(2)(5)		S-3	333-239017	July 17, 2020	(2)(5)
Carry Forward Securities	Debt	WFF Debt Securities (1)	415(a)(6)	(2)(5)	(2)(5)		S-3	333-239017-01	July 17, 2020	(2)(5)
Carry Forward Securities	Other	WFF Warrants (1)	415(a)(6)	(2)(5)	(2)(5)		S-3	333-239017-01	July 17, 2020	(2)(5)
Carry Forward Securities	Other	WFF Units (1)	415(a)(6)	(2)(5)	(2)(5)		S-3	333-239017-01	July 17, 2020	(2)(5)
Carry Forward Securities	Other	WFF Purchase Contracts (1)	415(a)(6)	(2)(5)	(2)(5)		S-3	333-239017-01	July 17, 2020	(2)(5)
Carry Forward Securities	Unallocated (Universal) Shelf		415(a)(6)	(2)(5)	$5,500,000,000 (2)(5)		S-3	333-239017-01	July 17, 2020	$712,180 (2)(5)
	Total Offering Amount				$15,000,000,000 (2)(5)	$1,046,900 (2)(5)
	Total Fees Previously Paid					—				$712,180
	Total Fee Offsets					$1,046,900 (6)
	Net Fee Due					$0 (5)(6)

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	WFC	S-3	333-236148	January 29, 2020		$1,046,900 (6)	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	$8,065,485,399.13 (6)
Fee Offset Sources	WFC	S-3	333-236148		January 29, 2020						$1,046,900 (6)

(1)	Any securities registered hereunder may be sold separately or together with other securities registered hereunder. The Debt Securities to be offered hereunder will consist of one or more series of Debt Securities, as more fully described herein. The Warrants may be issued together in Units with any Purchase Contracts, Debt Securities, other securities of an affiliated or unaffiliated entity of WFC or any combination thereof. The Units to be offered hereunder may consist of one or more Warrants, Purchase Contracts, Debt Securities, other securities of an affiliated or unaffiliated entity of WFC or any combination thereof. The Purchase Contracts may require the holder thereof to purchase or sell (i) securities of WFC or an affiliate, a basket of such securities or any combination of the above or an index or indices of such securities, (ii) securities of an entity unaffiliated with WFC, a basket of such securities or any combination of the above or an index or indices of such securities, (iii) currencies, (iv) commodities, (v) exchange-traded funds or (vi) other property. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities or that are issued in Units. No separate consideration will be received for the Guarantees of Debt Securities, Warrants, Units and Purchase Contracts of WFF, and no separate registration fee will be paid in respect of such Guarantees pursuant to Rule 457(n) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	There is being registered hereby such indeterminate amount of the identified classes of securities as may from time to time be issued at indeterminate prices. The amount registered, the proposed maximum offering price per unit, the maximum aggregate offering price and the amount of registration fee are not specified as to each class of securities being registered. The proposed maximum offering price per unit will be determined from time to time by WFC or WFF, as applicable, in connection with the issuance of securities registered under the registration statement (File Nos. 333-270532 and 333-270532-01), as amended by a Pre-Effective Amendment No. 1 to which this Exhibit 107 relates (the “Registration Statement”).

(3)	The Registration Statement also covers an indeterminate amount of the registered securities that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by affiliates of WFC. These securities consist of (i) an indeterminate amount of such securities that are initially being registered, and will initially be offered and sold, under the Registration Statement and (ii) an indeterminate amount of other securities of WFC or WFF initially offered and sold under other registration statements. All such market-making transactions with respect to securities that are made pursuant to a prospectus supplement relating to, and after the effectiveness of, the Registration Statement are being made pursuant to the base prospectus contained in the Registration Statement. No separate registration fee is required for the registration of the indeterminate amount of securities to be offered solely for market-making purposes by affiliates of WFC.

(4)	The maximum aggregate offering price of all securities reflected in the table above has been estimated solely for purposes of calculating a registration fee pursuant to Rule 457(o) under the Securities Act. In no event will the aggregate offering price of the securities issued under the Registration Statement exceed the amount registered.

(5)	The Registrants previously registered securities having a maximum aggregate offering price of $14,868,816,670 (or the equivalent thereof in any other currency) pursuant to a Registration Statement on Form S-3 (File Nos. 333-239017 and 333-239017-01), which became effective on July 17, 2020 (the “Prior Registration Statement No.1”). In respect of the Prior Registration Statement No.1, WFC (i) paid a registration fee of $1,687,400 in respect of $13 billion in newly-registered securities and (ii) utilized previously-paid registration fees of $226,500.58 in respect of $1,868,816,670 in carry forward securities that remained unsold from a Registration Statement on Form S-3 (File Nos. 333-221324 and 333-221324-01), as amended (such carry forward securities were included in the Prior Registration Statement No.1 pursuant to Rule 415(a)(6) under the Securities Act). Pursuant to Rule 415(a)(6), the Registration Statement includes $5.5 billion in aggregate offering price of unsold securities (the “Unsold Securities”) that were registered under the Prior Registration Statement No.1, $5.3 billion of which were newly-registered securities and $200 million of which were carry forward securities under the Prior Registration Statement No.1. A registration fee of $712,180, including $687,940 in respect of $5.3 billion in newly-registered securities and $24,240 in respect of $200 million in carry forward securities registered under the Prior Registration Statement No.1, was previously calculated pursuant to Rule 457(o) and paid in respect of the Unsold Securities and will continue to be applied to the Unsold Securities pursuant to Rule 415(a)(6). Also pursuant to Rule 415(a)(6), the offering of Unsold Securities under the Prior Registration Statement No.1 will be deemed terminated as of the date of effectiveness of the Registration Statement.

(6)	WFF, a co-registrant on this Registration Statement, is a wholly-owned finance subsidiary of WFC. WFC previously registered securities having a maximum aggregate offering price of $86 billion (or the equivalent thereof in any other currency) pursuant to a Registration Statement on Form S-3 (File No. 333-236148), which became effective on February 25, 2020 (the “Prior Registration Statement No.2”). In respect of the Prior Registration Statement No.2, WFC (i) paid a registration fee of $8,566,800 in respect of $66 billion in newly-registered securities and (ii) utilized previously-paid registration fees of $2,424,000 in respect of $20 billion in carry forward securities that remained unsold from Registration Statement No. 333-216234, as amended on February 28, 2019 (such carry forward securities were included in the Prior Registration Statement No.2 pursuant to Rule 415(a)(6) under the Securities Act). Pursuant to Rule 457(p) under the Securities Act, the registration fee of $1,046,900 related to the $9,500,000,000 in securities registered with the initial filing of the Registration Statement on March 14, 2023 was fully offset by the unused registration fee of $1,046,900 that was previously paid with respect to $8,065,485,399.13 in unsold securities registered pursuant to the Prior Registration Statement No.2 resulting in zero net registration fee for the Registration Statement as filed on March 14, 2023. WFC hereby confirms the offering of such unsold securities associated with the claimed fee offset pursuant to Rule 457(p) has been terminated.